BRAINSTORM CELL THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "**Agreement**") is made and entered into as of February 17, 2010, by and between BrainStorm Cell Therapeutics, Inc., a Delaware corporation (the "**Company**"), and Abram Nanikashvili (the "**Purchaser**").

RECITALS

Whereas, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "**1933 Act**") and/or Regulation D and/or Regulation S promulgated thereunder; and

Whereas, the Company desires to sell and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) 2,000,000 shares (the "**Company Shares**") of the Company's common stock, par value $0.00005 per share (the "**Common Stock**"); and (ii) a warrant exercisable for the purchase of 1,000,000 shares of Common Stock at an exercise price of $0.50 per share with an expiration date of the second anniversary hereof (the "**Warrant**") (the Company Shares and the Warrant are referred to herein collectively as the "**Securities**").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

1.1 Purchase of Securities. The Company hereby issues and sells to the Purchaser and the Purchaser agrees to purchase from the Company the Securities. The aggregate purchase price (the "**Purchase Price**") of the Securities to be paid to the Company at the closing (the "**Closing**") shall be U.S. $500,000.

1.2 The Closing Date. The Closing (the "**Closing Date**") shall be 24 February 2010.

1.3 Closing. At the Closing to be held on or before the Closing Date, (i) in reliance on the representations and covenants of the Company hereunder, the Purchaser shall pay the Purchase Price to the Company for the Securities by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) in reliance on the representations and covenants of the Purchaser hereunder, the Company shall deliver to the Purchaser: (a) stock certificates evidencing the Company Shares registered in the Purchaser's name; and (b) the Warrant.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below:

2.1 Capitalization.

(a) The authorized capital stock of the Company immediately prior to the Closing is - 800,000,000 shares of Common Stock, par value $0.00005 per share, of which 89,285,261 are issued and outstanding.. The Company Shares upon issuance (and assuming the simultaneous issuance of an additional 6,000,000 shares of Common Stock) will constitute approximately 2.06% of the outstanding share capital of the Company (for the avoidance of doubt, not including outstanding options and warrants).

(b) All of the Securities issuable in accordance with this Agreement will be, when paid for and issued at the Closing as provided in this Agreement, duly authorized, validly issued, fully paid and non-assessable, shall not be subject to call, forfeiture or preemptive rights, and shall be delivered free and clear of all Encumbrances. The term "**Encumbrance**" means and includes any interest or equity of any person (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest over or in the relevant property.

2.2 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company or its Israeli subsidiary, or on the transactions contemplated hereby, or the documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the this Agreement or the Warrant.

2.3 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of this Agreement and the Warrant (collectively, the "**Transaction Documents**"), the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Company Shares and the Warrant has been taken or will be taken prior to the Closing and no further consent or authorization of the Company, its board of directors or stockholders is required. This Agreement and the other Transaction Documents, when executed and delivered and to the extent that the Company is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

2.4 Full Disclosure. The Company has provided the Purchaser with all public information requested by the Purchaser in connection with its decision to purchase the Securities. Neither this Agreement, the exhibits and schedules hereto, the other Transaction Documents nor any other document delivered by the Company to Purchaser or its attorneys

or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.5 SEC Reports. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has made available to the Purchaser the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, (ii) Form 10-Q for the fiscal quarters ended thereafter and (iii) its Form 8-K filings which it has made (collectively, the "**SEC Reports**"). Each SEC Report was, at the time of its filing, in compliance with the requirements of its respective form in all material respects and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("**GAAP**") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.6 Conduct of Business. Since November 16, 2009, neither the Company nor its Israeli subsidiary has conducted its business outside of the ordinary course.

2.7 <u>No Conflict; Required Filings and Consents</u>.

(a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the organizational documents of the Company or its Israeli subsidiary, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or its Israeli subsidiary or by which any of their material properties or assets is bound or affected, or (iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement to which the Company is a party, or result in the creation of any encumbrance on the material properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or its Israeli subsidiary is a party or by which the Company or its Israeli subsidiary is bound, except for such breaches, defaults or third party rights which would not have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the

performance of this Agreement will not, require any consent, approval, authorization or permit of or filing with or notification to, any Governmental Entity (as defined below), by or with respect to the Company, except (i) for filings to be made with the U.S. Securities and Exchange Commission and press releases relating to the transactions contemplated by this Agreement, and (ii) where failure to obtain the required consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent or delay consummation of any of the transactions contemplated by this Agreement in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) would not reasonably be likely to have a Material Adverse Effect. As used herein the term "**Governmental Entity**" means any Israeli or U.S. entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

2.8 Negotiability of Securities. Provided (i) applicable securities laws and regulations do not change after the Closing, (ii) the requirements of Rule 144(c) promulgated under the 1933 Act are satisfied by the Company and (iii) the Purchaser is not deemed an "Affiliate" for the purpose of Rule 144 under the 1933 Act, the Company Shares issued at the Closing and the Common Stock issuable upon exercise of the Warrant shall be saleable pursuant to Rule 144 six months after their respective dates of issuance of such shares of Common Stock.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company as follows:

3.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Transaction Documents and to carry out their provisions. Upon their execution and delivery, the Transaction Documents will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

3.2 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D. the Purchaser acknowledges and agrees that the Securities will, upon issuance, be "restricted securities" within the meaning of the 1933 Act. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the offering and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser represents and warrants that it has received and fully and carefully

reviewed the SEC Reports, and that, to its satisfaction, it has had sufficient and reasonable opportunity to ask questions of the Company's management.

3.3 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the 1933 Act, or (ii) an exemption from registration is available.

3.4 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account and for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

3.5 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the other Transaction Documents. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the other Transaction Documents.

3.6 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D.

3.7 Non-US Person. The offer to sell the Securities was not communicated to the Purchaser while the Purchaser was in the United States of America, its territories or possessions (the "**United States**"), and this Agreement was entered into outside of the United States. The undersigned hereby (i) certifies that he or it is a Non-U.S. Person (as such term is defined in Regulation S under the 1933 Act) and is not acquiring the Securities for the account or benefit of a "U.S. Person"; (ii) agrees that any resale of the Securities by the undersigned shall be in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration thereunder; and (iii) agrees not to engage in any hedging transactions with regard to such Securities unless in compliance with the 1933 Act. In accordance with Regulation S, the undersigned hereby acknowledges (i) that the Company will refuse to register any transfer of Securities unless such transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration.

3.8 Market Manipulation. The Purchaser has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Company Shares or affect the price at which any of the Company Shares being offered hereby may be sold.

For the avoidance of doubt, the representations of the Purchaser made in this Section 3 shall in no way derogate from the representations of the Company made in Section 2 hereof.

4. MISCELLANEOUS.

4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

4.2 Survival. The representations, warranties, indemnities, agreements, covenants and other statements of the Company made herein shall survive execution of this Agreement and delivery of the Securities. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

4.3 Entire Agreement. The Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, including, but not limited to, the purchase and sale of the Securities. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Purchaser shall not be deemed to have made any representation or warranty to the Company other than as expressly made by the Purchaser in this Agreement. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Purchaser in this Agreement, the Purchaser makes no representation or warranty to the Company with respect to the timing or the manner in which the Company's Company Shares will be sold.

4.4 <u>Successors and Assigns; Assignment</u>. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns under law, heirs, executors, and administrators of the parties. Except as otherwise expressly stated to the contrary herein, each of the parties hereto shall not assign or transfer any of its rights or obligations hereunder absent the consent of the other party, which consent shall not be unreasonably withheld.

4.5 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of the Transaction Documents can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in the Transaction Documents.

4.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, with a copy to Thomas B. Rosedale, BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, Massachusetts 02116, facsimile number (617) 399-6930, and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy to Ron Lehmann, Adv., Fischer Behar Chen Well Orion & Co., 3 Daniel Frisch Street, Tel Aviv 64731, Israel, facsimile number +972 3 6944208, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other party hereto.

4.7 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.8 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.9 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this section being untrue.

4.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

4.11 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out

and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.12 Expenses. Each party will bear its own expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

4.13 Timely and Accurate Reporting. The Company shall file all forms, reports and other documents required to be filed with the Securities and Exchange Commission under United States Securities Exchange Act of 1934, as amended.

4.14 Legends. The Company Shares shall bear a legend which shall be in substantially the following form:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND, IF APPLICABLE, STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

BRAINSTORM CELL THERAPEUTICS, INC.

By: Rami Efrati
Title: Chief Executive Officer
Address: 1350 Avenue of the Americas
New York, NY 10019

Brainstorm Cell Therapeutics Inc.

PURCHASER:

ABRAM NANIKASHVILI

Address: